Exhibit 99.1

           PMC-Sierra Reports Fourth Quarter and Fiscal 2005 Results

    SANTA CLARA, Calif.--(BUSINESS WIRE)--Jan. 25, 2006--PMC-Sierra, Inc. (Nasdaq:PMCS):


--  Q4 2005 Net Revenues:        $  77.6 million

--  Q4 2005 Non-GAAP Net Income: $  12.8 million;
                                 $  0.07 per share (diluted)

--  Q4 2005 GAAP Net Income:     $  18.2 million;
                                 $  0.10 per share (diluted)


    PMC-Sierra, Inc. (Nasdaq:PMCS), a leading provider of broadband communications and storage semiconductors, today reported results for the fourth quarter ending December 31, 2005.
    Net revenues in the fourth quarter of 2005 were $77.6 million, an increase of 2% compared to $76.2 million for the third quarter of 2005 and 25% higher than the fourth quarter of 2004.
    Net income in the fourth quarter of 2005 on a non-GAAP basis was $12.8 million (non-GAAP diluted earnings per share of $0.07) compared to non-GAAP net income of $13.5 million (non-GAAP diluted earnings per share of $0.07) in the third quarter of 2005. GAAP net income in the fourth quarter of 2005 was $18.2 million (GAAP diluted earnings per share of $0.10) compared to GAAP net income of $5.9 million in the third quarter of 2005 (GAAP diluted earnings per share of $0.03).
    Non-GAAP net income in the fourth quarter of 2005 excludes (i) a $0.2 million foreign exchange gain relating to Canadian taxes and (ii) $5.3 million relating to R&D tax credits earned in excess of previously recorded amounts.
    For the year ended December 31, 2005, net revenues were $291.4 million compared with $297.4 million for the year ended December 26, 2004. Non-GAAP net income in 2005 was $37.5 million (non-GAAP diluted net income per share of $0.20) compared with non-GAAP net income of $34.5 million (non-GAAP diluted net income per share of $0.18) the prior year. GAAP net income in 2005 was $28.0 million (GAAP diluted net income per share of $0.15) compared with the prior year's GAAP net income of $51.7 million (GAAP diluted net income per share of $0.27).
    For a full reconciliation of GAAP net income to non-GAAP net income, please refer to the supplemental schedule on page 6 of this release. The Company believes the additional non-GAAP measures provided are useful to investors for the performance of financial analysis. Management uses the non-GAAP measures internally to evaluate its in-period operating performance and to plan for the Company's future periods. However, non-GAAP measures are neither stated in accordance with, nor are they a substitute for, GAAP measures.
    "In 2005, PMC's revenues improved each quarter and our storage business experienced the fastest growth during the year as 4G Fibre Channel devices entered into production," said Bob Bailey, chairman and chief executive officer of PMC-Sierra. "We are well-positioned for 2006 in both wireline and wireless infrastructure as well as the enterprise storage market with the acquisition of the storage semiconductor division of Agilent Technologies which is expected to close in the first quarter of 2006."
    In the fourth quarter of 2005, PMC-Sierra announced it had entered into a definitive agreement with Kohlberg Kravis Roberts & Co. and Silver Lake Partners to acquire the storage semiconductor business of Agilent Technologies for approximately $425 million in cash. The storage semiconductor business is part of Agilent's Semiconductor Products Group, which KKR and Silver Lake Partners acquired in December 2005. The acquisition, which at this time is expected to close in the first quarter of 2006, will significantly strengthen PMC-Sierra's position as a leading provider of silicon solutions to the enterprise storage market.
    In the fourth quarter, PMC-Sierra issued $225 million aggregate principal amount of senior convertible notes due 2025. The notes bear interest at a rate of 2.25% per year and under certain circumstances may be convertible into cash (up to the principal amount of the notes) and, with respect to any excess conversion value, into cash, shares of common stock of PMC-Sierra or a combination of cash and shares of common stock, at the company's option.

    Fourth Quarter 2005 Conference Call

    Management will review the fourth quarter 2005 results and provide guidance for the first quarter of 2006 during a conference call at 1:30 pm Pacific Time/4:30 pm Eastern Time on January 25, 2006. To listen to the call, investors can access an audio webcast of the conference call on the Financial Events and Calendar section at http://investor.pmc-sierra.com/. A replay of this webcast will be posted and available two hours after the conference call has been completed. To listen to the conference call live by telephone, please dial 719-457-2650 approximately ten minutes before the start time. A telephone replay will be available 15 minutes after the completion of the call and can be accessed by dialing 719-457-0820 (replay access code is 1421212). A replay of the webcast will be available for five business days.

    First Quarter 2006 Conference Call

    PMC-Sierra is planning on releasing its results for the first quarter of 2006 on April 20th. A conference call will be held on the day of the release to review the quarter and provide an outlook for the second quarter of 2006.

    Safe Harbor Statement

    PMC-Sierra's forward-looking statements are subject to risks and uncertainties. Actual results may differ from these projections. The Company's SEC filings describe more fully the risks associated with the Company's business including PMC-Sierra's limited revenue visibility due to variable customer demands, orders with short delivery lead times, customer concentration, and the uncertain timing of the storage semiconductor acquisition and its impact on PMC's business. The Company does not undertake any obligation to update the forward-looking statements.

    PMC-Sierra(TM) is a leading provider of high-speed broadband communications semiconductors, storage semiconductors and microprocessors for enterprise, access, metro, storage, wireless infrastructure, laser printers and customer premises equipment. The company offers worldwide technical and sales support, including a network of offices throughout North America, Europe and Asia. The company is publicly traded on the NASDAQ Stock Market under the PMCS symbol and is included in the S&P 500 Index. For more information, visit www.pmc-sierra.com.

    (C) Copyright PMC-Sierra, Inc. 2006. All rights reserved. PMC, PMCS, PMC-Sierra, and "Thinking You can Build On" are trademarks of PMC-Sierra, Inc. All other trademarks are the property of the respective owners.




                           PMC-Sierra, Inc.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (in thousands, except for per share amounts)
                              (unaudited)


                         Three Months Ended       Twelve Months Ended
                    ----------------------------- -------------------
                     Dec 31,   Oct 2,    Dec 26,   Dec 31,   Dec 26,
                      2005      2005      2004      2005      2004

Net revenues        $ 77,556  $ 76,203  $ 61,847  $291,411  $297,383

Cost of revenues      19,839    20,131    18,918    80,963    87,542
                     --------  --------  --------  --------  --------
  Gross profit        57,717    56,072    42,929   210,448   209,841


Other costs and
 expenses:
  Research and
   development        30,643    27,205    30,833   118,720   120,492
  Marketing, general
   and administrative 14,968    14,839     9,859    56,063    46,135
  Amortization of
   deferred stock
   compensation:
   Marketing, general
    and administrative     -         -         -       215       697
  Acquisition costs        -         -         -         -     1,212
  Restructuring costs
   and other charges       -     5,359     3,520    13,833     3,520
                     --------  --------  --------  --------  --------
Income (loss) from
 operations           12,106     8,669    (1,283)   21,617    37,785

Other income
 (expense):
  Interest income,
   net                 4,044     2,874     1,529    12,106     4,859
  Foreign exchange
   gain (loss)           197    (3,378)   (1,380)   (3,259)   (1,295)
  Amortization of
   debt issue costs
   and loss on
   extinguishment of
   debt                 (175)        -       (97)   (1,809)   (2,233)
  Gain on sale of
   investments             -         -         -     1,439     9,242
                     --------  --------  --------  --------  --------
Income (loss)
 before provision
 for income taxes     16,172     8,165    (1,231)   30,094    48,358

Recovery of
 (provision for)
 income taxes          2,073    (2,230)   14,348    (2,108)    3,323
                     --------  --------  --------  --------  --------
Net income          $ 18,245  $  5,935  $ 13,117  $ 27,986  $ 51,681
                     ========  ========  ========  ========  ========

Net income per
 common share -
 basic              $   0.10  $   0.03  $   0.07  $   0.15  $   0.29

Net income per
 common share -
 diluted            $   0.10  $   0.03  $   0.07  $   0.15  $   0.27

Shares used in per
 share calculation
 - basic             185,703   185,110   181,209   184,098   180,353
Shares used in per
 share calculation
 - diluted           188,805   190,739   188,607   189,132   188,903



  As a supplement to the Company's consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, the Company provides additional non-GAAP measures for net income and net income per share in its press release.

  A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the performance of financial analysis. Management uses these measures internally to evaluate its in-period operating performance and the measures are used for planning and forecasting of the Company's future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.


                           PMC-Sierra, Inc.
       Reconciliation of GAAP net income to Non-GAAP net income
             (in thousands, except for per share amounts)
                              (unaudited)

                        Three Months Ended       Twelve Months Ended
                   ----------------------------- -------------------
                    Dec 31,   Oct 2,    Dec 26,   Dec 31,   Dec 26,
                    2005 (a)  2005 (b)  2004 (c)  2005 (d)  2004 (e)

GAAP net income    $ 18,245  $  5,935  $ 13,117  $ 27,986  $ 51,681

Amortization of
 deferred stock
 compensation             -         -         -       215       697
Acquisition costs         -         -         -         -     1,212
Restructuring
 costs and other
 charges                  -     5,359     3,520    13,833     3,520
Elimination of
 provision                -         -    (1,300)     (900)   (1,951)
Loss on
 extinguishment of
 debt                     -         -         -     1,618     1,845
Gain on sale of
 investments              -         -         -    (1,439)   (9,242)
Excess tax credits
 and recovery of
 prior years'
 income taxes        (5,274)        -    (5,095)   (6,272)   (5,095)
Canada Revenue
 Agency
 assessments of
 prior years'
 taxes                    -         -    (9,355)        -    (9,355)
Foreign exchange
 (gain) loss on
 Canadian taxes        (167)    3,388     1,545     3,409     1,545
Income tax effect
 of above items           -    (1,152)     (531)     (987)     (368)
                    --------  --------  --------  --------  --------
Non-GAAP net
 income            $ 12,804  $ 13,530  $  1,901  $ 37,463  $ 34,489
                    ========  ========  ========  ========  ========

Non-GAAP net
 income per share
 - diluted         $   0.07  $   0.07  $   0.01  $   0.20  $   0.18

Shares used to
 calculate non-GAAP
 net income per
 share - diluted    188,805   190,739   188,607   189,132   188,903


Non-GAAP adjustments

The above amounts have been adjusted to eliminate the following:

(a) $0.2 million foreign exchange gain on Canadian taxes and $5.3 million excess R&D tax credits.

(b) $5.4 million restructuring costs for excess facilities vacated in the third quarter of 2005; $3.4 million foreign exchange loss on Canadian taxes and $1.2 million income tax effects related to these non-GAAP adjustments.

(c) $3.5 million net charge for additional excess facilities costs related to our 2001 and 2003 restructurings, $1.3 million elimination of a provision for potential employee-related taxes, $5.1 million recovery of prior year taxes, $9.4 million tax recovery based on agreements and assessments with Canada Revenue Agency, $1.5 million foreign exchange loss on Canadian taxes and $0.5 million income tax effect related to these non-GAAP adjustments.

(d) $0.2 million amortization of deferred stock compensation; $13.8 million restructuring costs including $7.5 million for workforce reduction, $1.0 million for asset write-downs and $5.4 million for excess facilities vacated in the third quarter of 2005; $0.9 million reversal of provision for doubtful accounts receivable; $1.6 million loss on extinguishment of debt, $1.4 million gain on sale of investments, $6.3 million tax benefits comprised of $5.3 million excess R&D tax credits and $1.0 recovery of prior year sales tax; $3.4 million foreign exchange loss on Canadian taxes, and $1.0 million income tax effect relating to these non-GAAP adjustments.

(e) $0.7 million amortization of deferred stock compensation, $1.2 million acquisition costs related to a purchase of assets, $3.5 million net charge for additional excess facilities costs related to our 2001 and 2003 restructurings, $2.0 million eliminiation of provisions including $1.3 million elimination of a provision for employee-related taxes and $0.7 million reversal of a provision for excess inventory resulting from the sale of inventory that was previously provided for, $1.8 million loss on extinguishment of debt, $9.2 million gain on sale of investments, $5.1 million recovery of prior year taxes, $9.4 million tax recovery based on agreements and assessments with Canada Revenue Agency, $1.5 million foreign exchange loss on Canadian taxes and $0.4 million income tax effect related to these non-GAAP adjustments.


                           PMC-Sierra, Inc.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                              (unaudited)

                                                  Dec 31,    Dec 26,
                                                   2005       2004

ASSETS:
Current assets:
  Cash and short-term investments                $ 627,476  $ 274,686
  Accounts receivable, net                          31,799     19,931
  Inventories, net                                  14,046     15,823
  Prepaid expenses and other current assets         13,630     17,042
                                                  ---------  ---------
    Total current assets                           686,951    327,482

Investment in bonds and notes                            -    139,111
Other investments and assets                        16,390      4,565
Property and equipment, net                         10,981     16,177
Goodwill and other intangible assets, net           13,482     12,910
Deposits for wafer fabrication capacity              5,145      6,779
                                                  ---------  ---------
                                                 $ 732,949  $ 507,024
                                                  =========  =========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
  Accounts payable                               $  21,507  $  16,598
  Accrued liabilities                               40,619     40,195
  Income taxes payable                              33,087     28,931
  Accrued restructuring costs                       15,233     13,735
  Deferred income                                   11,004      7,646
  Current portion of long-term debt                      -     68,071
                                                  ---------  ---------
    Total current liabilities                      121,450    175,176

2.25% Senior convertible notes due October 15,
 2025                                              225,000          -
Deferred taxes and other tax liabilities            29,090     28,077

PMC special shares convertible into 2,459 (2004
 - 2,897) shares of common stock                     3,362      4,434

Stockholders' equity
  Capital stock and additional paid in capital     919,055    893,704
  Accumulated other comprehensive income             1,723        350
  Accumulated deficit                             (566,731)  (594,717)
                                                  ---------  ---------
    Total stockholders' equity                     354,047    299,337
                                                  ---------  ---------
                                                 $ 732,949  $ 507,024
                                                  =========  =========


                           PMC-Sierra, Inc.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                              (unaudited)

                                                  Twelve Months Ended
                                                 ---------------------
                                                  Dec 31,    Dec 26,
                                                   2005       2004

Cash flows from operating activities:
   Net income                                    $  27,986  $  51,681
   Adjustments to reconcile net income to
    net cash provided by operating activities:
       Depreciation and amortization                12,313     16,518
       Gain on disposal of property and equipment     (184)         -
       Impairment of goodwill and purchased
        intangible assets                              538        175
       Loss on extinguishment of debt                1,618      1,845
       Gain on sale of investments                  (1,255)    (9,242)
       Reversal of write-down of excess
        inventory                                   (1,904)      (219)
       Changes in operating assets and
        liabilities:
          Accounts receivable                      (11,868)     1,714
          Inventories                                3,681      2,671
          Prepaid expenses and other
           current assets                            3,489     (3,831)
          Accounts payable and accrued
           liabilities                               6,416    (21,076)
          Income taxes payable                       4,749     20,147
          Accrued restructuring costs                2,095     (2,531)
          Deferred income                            3,357     (8,074)
                                                  ---------  ---------
              Net cash provided by operating
               activities                           51,031     49,778
                                                  ---------  ---------

   Cash flows from investing activities:
   Purchases of short-term available-for-sale
    investments                                   (138,759)    (8,525)
   Proceeds from sales and maturities of
    short-term available-for-sale investments      173,422     14,067
   Purchases of long-term available-for-sale
    investments in bonds and notes                 (35,231)  (199,376)
   Proceeds from sales and maturities of
    long-term available-for-sale investments
    in bonds and notes                              71,021    126,087
   Purchases of investments and other assets        (5,693)    (6,074)
   Proceeds from sale of investments and other
    assets                                             772     20,067
   Proceeds from refund of wafer fabrication
    deposits                                         1,634          -
   Purchases of property and equipment              (5,156)    (9,922)
   Proceeds from sale of property                    2,604          -
   Purchase of intangible assets                    (3,454)    (5,921)
                                                  ---------  ---------
              Net cash provided by (used in)
               investing activities                 61,160    (69,597)
                                                  ---------  ---------

Cash flows from financing activities:
   Proceeds from issuance of senior convertible
    notes                                          225,000          -
   Repurchase of convertible subordinated notes    (70,177)  (106,929)
   Payment of debt issuance costs                   (6,788)         -
   Proceeds from issuance of common stock           24,064     22,065
                                                  ---------  ---------
              Net cash provided by (used in)
               financing activities                172,099    (84,864)
                                                  ---------  ---------

Net increase (decrease) in cash and cash
 equivalents                                       284,290   (104,683)
Cash and cash equivalents, beginning of the
 period                                            121,276    225,959
                                                  ---------  ---------
Cash and cash equivalents, end of the period     $ 405,566  $ 121,276
                                                  =========  =========


    CONTACT: PMC-Sierra, Inc.
             Alan Krock, 408-988-1204
             David Climie, 408-988-8276
             Susan Shaw, 408-988-8515